QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2003

NaPro BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-243201 (Commission File Number)	84-1187753 (IRS Employer Identification No.)
4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301 (Address of principal executive offices and Zip Code)
(303) 516-8500 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On August 25, 2003, the Company entered into the Asset Purchase Agreement with Faulding Pharmaceutical Co. pursuant to which the Company will sell its worldwide polyethoxylated castor oil formulated injectable paclitaxel business to Faulding for $71.7 million plus outstanding receivables. Consummation of the transaction is subject to certain conditions, including the approval of the stockholders of the Company and satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The foregoing summary of the Asset Purchase Agreement is qualified by reference to the text of Exhibit 2.1, which is incorporated by this reference.

        In connection with the Asset Purchase Agreement, Leonard P. Shaykin, the Company's Chairman and CEO, and Sterling K. Ainsworth, the Company's Vice Chairman, President and CSO, entered into voting agreements with Faulding. The Voting Agreement between Mr. Skaykin and Faulding Pharmaceutical Co. will cover 622,554 shares of the Company's common stock, and the Voting Agreement between Dr. Ainsworth and Faulding Pharmaceutical Co. will cover 913,274 shares of the Company's common stock. The form of voting agreement is attached as Exhibit 10.1 and is incorporated by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

No.	Description
2.1	Asset Purchase Agreement dated as of August 25, 2003 between NaPro BioTherapeutics, Inc. and Faulding Pharmaceutical Co.
10.1	Form of Voting Agreement to be entered into between each of Leonard P. Shaykin and Sterling K. Ainsworth, on the one hand, and Faulding Pharmaceutical Co., on the other hand

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2003

NAPRO BIOTHERAPEUTICS, INC.
By:	/s/ Gordon Link Gordon Link Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement dated as of August 25, 2003 between NaPro BioTherapeutics, Inc. and Faulding Pharmaceutical Co.
10.1	Form of Voting Agreement to be entered into between each Leonard P. Shaykin and Sterling K. Ainsworth, on the other hand, and Faulding Pharmaceutical Co., on the other hand.

QuickLinks

  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS